EXHIBIT 10.1

                         SELECT ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  MAY 29, 2002

                                      AMONG

                           vFINANCE INVESTMENTS, INC.,


                       SOMERSET FINANCIAL PARTNERS, INC.,


                         SOMERSET FINANCIAL GROUP, INC.,

                                  DOUGLAS TOTH

                                       AND

                                NICHOLAS THOMPSON

                                Table of Contents

                                     [S/T/C]

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Section
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SELECT ASSET PURCHASE AGREEMENT
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Recitals
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Recital    1
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Recital    2
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Main Text
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ARTICLE 1
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SECTION 1.01. Definitions.
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ARTICLE 2
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Section 2.01. Purchase and Sale.
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Section 2.02. Excluded Assets.
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Section 2.03. Assumed Liabilities.
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Section 2.04. Excluded Liabilities.
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Section 2.05. Assignment of Contracts and Rights.
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Section 2.06. Purchase Price; Allocation of Purchase Price.
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Section 2.07. Payment of Purchase Price.
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Section 2.08. Closing.
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ARTICLE 3
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Section 3.01. Corporate Existence and Power.
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Section 3.02. Corporate Authorization.
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Section 3.03. Governmental Authorization.
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Section 3.04. Non-contravention.
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Section 3.05. Required and Other Consents.
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Section 3.06. Absence of Certain Changes.
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Section 3.07. No Undisclosed Material Liabilities.
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Section 3.08. Material Contracts.
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Section 3.9. RESERVED]
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Section 3.10. RESERVED]
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Section 3.11. Properties.
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Section 3.12. Sufficiency of and Title to the Purchased Assets.
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Section 3.13. Intellectual Property.
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Section 3.14. Insurance Coverage.
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Section 3.15 Compliance.
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Section 3.16. Agreements with Regulators.
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
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Section 3.17. Absence of Certain Changes or Events.
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Section 3.18. Absence of Litigation.
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Section 3.19. Selling Documents.
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Section 3.20. Finders" Fees.
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Section 3.21. Employees.
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Section 3.22. Representations.
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ARTICLE 4
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Section 4.01. Corporate Existence and Power.
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Section 4.02. Corporate Authorization.
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Section 4.03. Governmental Authorization.
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Section 4.04. Non-contravention.
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Section 4.05.  Absence of Certain Changes.
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Section 4.06. Litigation.
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Section 4.07 SEC Documents.
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Section 4.08. Agreements with Regulators.
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Section 4.09 . Finders" Fees.
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Section 4.10. Representations.
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ARTICLE 5
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Section 5.01. Conduct of the Business.
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Section 5.02. Access to Information; Confidentiality.
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Section 5.03 Notice of Certain Events.
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Section 5.04. Non-Competition.
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Section 5.05. Obtaining of Consents.
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Section 5.06. Clearing Agreement and Third Parties.
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Section 5.07.  Employee Matters.
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Section 5.08. List of Customer Accounts.
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Section 5.09.  No Shop.
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ARTICLE 6
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Section 6.01.  Confidentiality.
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Section 6.02.  Access.
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Section 6.03.  Piggy-Back Registration Rights.
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Section 6.04.  Preservation of Business.
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ARTICLE 7
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Section 7.01.  Best Efforts, Further Assurances.
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Section 7.02. Certain Filings.
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
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Section 7.03. Public Announcements.
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Section 7.04. Trademarks; Tradenames.
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Section 7.05. Warn Act.
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ARTICLE 8
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Section 8.01. Tax Definitions.
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Section 8.02. Tax Matters.
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Section 8.03. Tax Cooperation; Allocation of Taxes.
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ARTICLE 9
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Section 9.01. Employee Benefits Definitions.
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Section 9.02. ERISA Representations.
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Section 9.03. Seller's Employee Benefit Plans.
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Section 9.04. Buyer Benefit Plans.
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Section 9.05. Continuation of Certain Administrative Services
              and Insurance Coverage.
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Section 9.06. No Third-Party Beneficiaries.
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ARTICLE 10
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Section 10.01. Conditions to Obligations of Buyer and Seller.
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Section 10.02. Conditions to Obligation of Buyer.
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Section 10.03. Conditions to Obligation of Seller.
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ARTICLE 11
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Section 11.01. Survival.
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Section 11.02. Indemnification.
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Section 11.03.  Damages.
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Section 11.04.  Procedures.
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ARTICLE 12
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Section 12.01. Grounds for Termination.
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Section 12.02. Effect of Termination.
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
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ARTICLE 13
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Section 13.01. Notices.
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SECTION 13.02. Amendments and Waivers.
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SECTION 13.03. Expenses.
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SECTION 13.04. Successors and Assigns.
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SECTION 13.05. Governing Law.
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SECTION 13.06 Arbitration.
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SECTION 13.07. Prior Agreements.
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SECTION 13.08. Jurisdiction.
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SECTION 13.09. Waiver of Trial Jury.
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SECTION 13.10. Counterparts; Third-Party Beneficiaries.
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SECTION 13.11. Entire Agreement.
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SECTION 13.12. Captions.
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
                         SELECT ASSET PURCHASE AGREEMENT

         AGREEMENT dated as of May _29, 2002 among vFINANCE INVESTMENTS, INC., a Florida corporation ("Buyer"), SOMERSET FINANCIAL PARTNERS, INC., a Delaware corporation ("SFP"), SOMERSET FINANCIAL GROUP, INC., a Delaware Corporation ("SFG") (SFP and SFG, jointly, the "Seller"), and Douglas Toth ("Toth") and Nicholas Thompson ("Thompson") (Toth and Thompson, jointly, the "Stockholders").


                              W I T N E S S E T H :

         WHEREAS, Seller conducts business as a licensed broker-dealer for securities and insurance, and is engaged, directly and through Affiliates, in certain ancillary businesses (collectively, the "Business");

         WHEREAS, Buyer desires to purchase certain of the assets of the Business from Seller, and Seller desires to sell such assets of the Business to Buyer, upon the terms and subject to the conditions hereinafter set forth;

         The parties hereto agree as follows:

         ARTICLE 1

         DEFINITIONS

         SECTION 1.01. Definitions.

         (a)  The following terms, as used herein, have the following meanings:

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "Cause" shall include (a) a breach of any material provision of any Employment Agreement, (b) a willful or repeated failure to comply with the Buyer's policies, rules and procedures as from time to time in effect, or (c) any conduct, actual or threatened, which is likely to bring public discredit or economic injury to the Buyer.

         "Closing Date" means the date of the Closing.

         "CSC" shall mean Correspondent Services Corporation, a division of UBS PaineWebber.

         "Disclosure Schedule" means the Schedule annexed hereto.

         "Gross Production" means all (i) cash revenues from whatever source actually earned by the Business from the efforts of the Transferred Employees from their activities in connection with the Business, commencing on the first business day after the Closing including all revenues earned by new hirees in the Princeton, NJ office (both OSJ and non-OSJ), (ii) future gross commission stream actually received by the Business on outstanding insurance or other similar products, and (iii) solely with respect to investment banking fees, earned sales credits, finders' fees, advisory fees and commissions of the Transferred Employees in accordance with Buyer"s usual compensation matrix for participating in the relevant transaction; but not including commissions earned by the Seller prior to the Closing Date and paid thereafter or otherwise as set forth on Schedule ____ to be delivered at Closing, or otherwise specifically identified on the Disclosure Schedule.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Independent Contractor" means a duly licensed or registered individual who is providing services pursuant to a valid Office of Supervisory Jurisdiction ("OSJ") Agreement, as set forth in Schedule .

         "Intellectual Property Rights" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents, and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions, and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations, and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions, or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software, (including source code, object code, firmware, operating systems, and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans, and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections,
         (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law, and (xii) all rights to sue or recover and retain damages and costs and attorneys" fees for past, present, and future infringement or misappropriation of any of the foregoing.

         "Key Transferred Employee" means the Transferred Employees listed on
         Schedule 5.09(a).

         "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to Seller or an Affiliate of Seller and held for use or used in the conduct of the Business.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), prospects, business, assets, results of operations, or prospects of the Business (other than the Excluded Assets).

         "NASD " shall mean the National Association of Securities Dealers, Inc.

         "Owned Intellectual Property Rights" means all Intellectual Property Rights owned by Seller or an Affiliate of Seller and held for use or used in the conduct of the Business.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC Documents" shall mean, as of a particular date, all reports and other documents file by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety [90] days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

         "Transferred Employee" means a duly licensed and registered employee or Independent Contractor as listed on the Disclosure Schedule, who shall have all necessary registrations and licenses transferred to or for the benefit of the Buyer.
         (b)    Other Definitions:

Term Section

         (c) Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. The terms "hereof", "herein," "hereto," "hereunder," "hereinafter", and similar terms refer to this Agreement . Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         ARTICLE 2

         PURCHASE AND SALE

         Section 2.01. Purchase and Sale. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign, and deliver, or cause to be sold, conveyed, transferred, assigned, and delivered, to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's right, title, and interest in, to and under the assets, properties, and business, of every kind and description, wherever located, real, personal, or mixed, tangible or intangible, owned, held, or used in the conduct of the Business by Seller or the subsidiaries at its Toms River, NJ, Westport, CT, and Melville, Long Island offices (the "Locations") as the same shall exist on the Closing Date, including all assets and not disposed of in the ordinary course of business as permitted by this Agreement, and all assets of the Business thereafter acquired by Seller (the "Purchased Assets"), and including, without limitation, all right, title, and interest of Seller in, to and under:

         (a) all customer and client accounts (but only to the extent it has a credit balance), and such other accounts as Buyer may, in its discretion, select;

         (b) advances/draws and loans to registered representatives that transition over to Buyer, whether forgivable or non-forgivable;

         (c) future gross commission stream due after closing on insurance, mutual funds, or other similar products, unless otherwise specifically identified on the Disclosure Schedule, but not including commissions due for stock and bond transactions effected prior to Closing;

         (d) furniture, equipment, supplies, signs and other fixtures identified in the Disclosure Schedule;

         (e) property, rights, privileges, powers and franchises of Seller identified in the Disclosure Schedule;

         (f) all files, operating data and records relating to Seller, including, without limitation, customer lists and customer account information held at CSC, any other clearing firm, or any third party non-CSC wholesalers and insurance companies;

         (g) all of the capital stock (or other equity interests of Seller) of Somerset Lending Services, Inc., a Delaware corporation, Somerset Gold I, LLC, a Delaware corporation, America's Credit Resource Group, LLC, a Delaware corporation, and Somerset Platinum I, LLC, a Delaware corporation (the "Subsidiaries");

         (h) all Licensed Intellectual Property Rights and Owned Intellectual Property Rights name and any derivative thereof and including without limitation the items listed on Schedule 3.15;

         (i) all transferable licenses, permits, or other governmental authorization affecting, or relating in anyway to, the Business, including without limitation the items listed on Schedule 3.17;

         (j) all books, records, files, and papers, whether in hard copy or computer format, used in the Business, including, without limitation, software, sales, and promotional literature, manuals, and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the Purchased Assets; and

         (k) all telephone numbers, websites, URLs, and similar rights of the Business;

         (l) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

         Section 2.02. Excluded Assets. Buyer expressly understands and agrees that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

         (a) all of Seller's cash and cash equivalents on hand, in banks, and receivables from or due from brokers excluding the forgivable and non-forgivable loans;

         (b) commissions due from stock and bond transactions earned prior to Closing;

         (c)  insurance policies;

         (d) all securities, including the equity interest in any Affiliates other than the Subsidiaries;

         (e) all notes receivable and accounts receivable owing to the Seller as set forth on the Disclosure Schedule;

         (f) all the rights that accrue or will accrue to Seller under this Agreement;

         (g) all the rights to any of Seller's claims for any federal, state, local or foreign tax refunds;

         (h) all customer and client accounts except as set forth in Section 2.01(a);

         (i) all of Seller's right, title and interest to assets or goodwill not related to or necessary for the Business;

         (j) any Purchased Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date hereof until the Closing Date.

         Section 2.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume the following liabilities (the "Assumed Liabilities"):

         (a) real estate leases, equipment, furniture and fixtures and other leases related to the Toms River, NJ, Westport, CT and the Melville, Long Island facilities, identified in the Disclosure Schedule, excluding lease obligations related thereto past due as of the Closing; and

         (b) benefits for select salaried personnel and Transferred Employees who are retained as determined in the sole and absolute discretion of Buyer, pursuant to medical and other benefits as given to other Buyer's employees,

         Section 2.04. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller (or any predecessor of Seller or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Notwithstanding anything to the contrary in this Section 2.04, the Buyer shall not assume, and shall not be liable for, any liabilities or obligations of the Seller of any nature whatsoever, express or implied, fixed or contingent, including, but not limited to any liability owing to the Stockholders or any claim or causes of action , regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller or the Stockholders, any employee or agent of the Seller or the Stockholders, or alleged to have been made by the Seller or the Stockholders or any employee or agent of the Seller or the Stockholders, or arising out of relating to the conduct and operations of Seller or the Business, or acts or omissions of Seller, its agents or employees prior to the Closing, or which is imposed or asserted to be imposed by operation of law, of or for any service or activity performed by or on behalf of the Seller, including without limitation any claim seeking recovery for property damage, consequential damage, lost revenue or income or personal injury. In addition to the foregoing, in no event shall the Buyer assume any liability or incur any liability or obligation in respect of:

         (a) any federal, state or local income or other tax liability of Seller payable with respect to the Business, Assets, properties or operations of the Seller for any period through the Closing Date or incident to or arising as a consequence of the negotiation or consummation by the Seller of this Agreement and the transactions contemplated by this Agreement, provided that Transfer Taxes incurred in connection with the transactions contemplated by this Agreement and Apportioned Obligations shall be paid in the manner set forth herein;

         (b) any liability or obligation relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liability or obligation under any of Seller's employee benefit agreements, plans or other arrangements listed on the Disclosure Schedule;

         (c)  any liability or obligation relating to an Excluded Asset;

         (d) related in any form or manner to any loan or investment by a shareholder and/or investor in the Seller.

         Section 2.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Purchased Asset or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use their best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, Seller and Buyer shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Buyer and Seller, negotiate in good faith an adjustment in the consideration paid by Buyer for the Purchased Assets.

         Section 2.06. Purchase Price; Allocation of Purchase Price.

         (a) The Purchase Price shall be paid as provided in Section 2.07.

         (b) As soon as practicable after the Closing, the Buyer shall deliver to the Seller a statement (the "Allocation Statement"), allocating the Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets in accordance with Section 1060 of the Code. If within ten (10) days after the delivery of the Allocation Statement the Seller notifies the Buyer in writing that the Seller objects to the allocation set forth in the Allocation Statement, the Buyer and the Seller shall use commercially reasonable efforts to resolve such dispute within twenty (20) days. In the event that the Buyer and the Seller are unable to resolve such dispute within twenty (20) days, the Buyer and the Seller shall jointly retain a nationally recognized accounting firm (the "Accounting Referee") to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller.

         (c) Seller and Buyer agree to (i) be bound by the Allocation Statement,
         (ii) act in accordance with the Allocation in the preparation, filing and audit of any Tax return (including, without limitation, filing Form 8594 with its federal income Tax return for the taxable year that includes the date of the Closing).

         (d) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

         Section 2.07. Payment of Purchase Price. The Purchase Price for the purchased assets (the "Purchase Price") shall be paid as follows:

         (a) The issuance at Closing of 3,000,000 legended restricted common shares of Buyer's parent, vFinance, Inc. ("vFinance") with (i) subject to the other terms of this Section 2.07(a) and the terms of Section 2.07(b), 1,000,000 Shares to be delivered at Closing (or thereafter as may be applicable) to Seller or such Affiliate of Seller (which shall qualify as an Accredited Investor under Regulation D under the 1933
         Act) as Seller shall designate in a schedule delivered to Buyer not less than three days prior to closing, and (ii) 2,000,000 common shares to be held in escrow by Krieger & Prager, LLP, as escrow agent pursuant to an Escrow Agreement, and to be delivered to Seller or such Affiliate as Buyer shall designate, in not more than twelve equal installments of 125,000 Shares commencing the first monthly anniversary date subsequent to Closing, provided that (x) 80% of the Key Transferred Employees set forth in the Disclosure Schedule, shall have all registration and licenses transferred to Buyer, and such registration and licenses shall remain with Buyer for a period of not less than thirty (30) days after Closing; and (y) the Gross Production of such Transferred Employee received by Buyer (net of any monies held by any clearing agents with respect to Gross Production by the Transferred Employees) on a monthly basis during such months, equals or exceeds $350,000.

         Gross Production under this Section 2.07 shall be cumulative, and excesses or shortfalls shall be carried forward to the next month or months, provided, however, that (i) subject to Section 2.07(b) :

         (A) on such date prior to the date (the "First Anniversary Date") which is the first anniversary of closing that the Gross Production equals or exceeds $4,200,000, any balance up to a maximum of 1,500,000 escrowed shares will be released,

         (B) on such date prior to the First Anniversary Date that the Gross Production equals or exceeds $6,000,000, and additional 250,00 escrowed shares will be released, and

         (C)on such date prior to the First Anniversary Date that the Gross Production equals or exceeds $8,000,000,a final 250,000 escrowed shares will be released :and

         (ii) if on the First Anniversary Date the Gross Production shall not equal or exceed $4,200,000, no further shares shall be released by the Escrow Agent and all remaining escrowed shares shall be immediately returned to the Buyer.

         (b) (i) Neither the Buyer nor the Escrow Agent shall be obligated to release any shares at Closing or thereafter, unless the Seller shall have provided proof of payment to Buyer, with a copy to the Escrow Agent of all Excluded Liabilities of Seller including amounts due to investors in Seller's equity or debt, or delivered covenants addressed to Buyer not to sue (in the form annexed as Exhibit_______) from the holders of 85% in principal amount of the Seller's liabilities and all outstanding litigation listed in Schedule . If on or prior to the Closing Date, SFG shall be engaged, or under applicable regulatory guidelines shall be required to engage, in a liquidating transaction, the initial tranche of 1,000,000 Shares to be issued at Closing shall be added to the amounts distributable under the Escrow Agreement and the monthly and cumulative amounts distributable under Section 2.07
              (a) shall be 208,333 and 2,500,000 Shares respectively and Buyer shall not be obligated to issue any of the warrants or options specified in Section 2.07(c).

              (ii) The Escrow Agent shall not be obligated to release any shares unless the Seller (i) shall have paid all approved and unpaid commissions, payroll, bonuses and other forms of compensation to any Transferred Employee or employees of the Seller incurred prior to the Closing Date as set forth in a schedule to be delivered at Closing, on or prior to any escrow release date.

              (iii)The parties shall equitably adjust the number of Shares hereunder at Closing, in respect of any unpaid or otherwise outstanding obligations of Seller under any leases of real property, equipment leases, and other agreements or contracts which Buyer will be assuming, or will be required to assume at Closing.

         (c) The issuance at Closing to Seller or Affiliates of Seller (which shall qualify as an Accredited Investor under Regulation D under the 1933 Act) of (i) non-transferrable options to purchase 1,400,000 shares of vFinance in the form annexed as Exhibit G, which option shall be issued solely to the Key Transferred Employee listed on Schedule 2.07(c)(i) and in the amounts set forth in said Schedule (which options are not cancelable but which will vest in four equal annual installments commencing on the first anniversary of Closing), and (ii) warrants to purchase 500,000 shares of vFinance in the form annexed hereto as Exhibit G. Such warrants and options shall bear an exercise price equal to 110% of the closing price of vFinance. Common Stock on the day prior to closing but in no event less than $.35 per share, and shall carry piggy-back registration rights as set forth in Section
         6.03. To the extent any such options are issued to Stockholders or Key Transferred Employees, all vested rights thereunder shall terminate 90 days after the termination of any employer-employee relationship or OSJ relationship with Buyer unless same shall have been terminated for Cause in which event such rights will terminate immediately, and all non-vested rights shall expire upon such termination. Neither the warrants nor the options shall have cashless exercise rights.

         Section 2.08. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Krieger & Prager, LLP as soon as possible, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. At the
         Closing:

         (a) Buyer shall deliver to Seller, Stockholders, or their respective designees, or Escrow Agent the Shares, Options and Warrants set forth in Section 2.07, as may be applicable;

         (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement, and Seller shall deliver to Buyer such special warranty deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets; and

         (c) the opinion, certificates and documents required pursuant to
         Article 10.

         ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         Section 3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents, and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect.


         Section 3.02. Corporate Authorization. The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller's and its Affiliates corporate powers and , except for any required approval by Seller's stockholders, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller and its Affiliates., enforceable in accordance with their terms.

         Section 3.03. Governmental Authorization. Subject to NASD approval, the execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with the 1933 Act and 1934 Act ; and (iii) compliance with the rules and regulations of the National Association of Securities Dealers.

         Section 3.04. Non-contravention. The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificates of incorporation or bylaws of Seller or its Affiliates,
         (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order, or decree, (iii) assuming the obtaining of all Required and Other Consents as those terms are defined below, constitute a default under or give rise to any right of termination, cancellation, or acceleration of any right or obligation of Buyer or to a loss of any benefit relating to the Business to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound, or (iv) result in the creation or imposition of any Lien on any Purchased Asset other than Permitted Liens.

         Section 3.05. Required and Other Consents.

         (a) Section 3.05(a) of the Disclosure Schedule sets forth each agreement, contract, or other instrument binding upon Seller or any permit, license, membership right (including, without limitation, any environmental permit or membership in a self-regulatory or quasi governmental entity) requiring a consent or other action by any Person as a result of the execution, delivery, and performance of this Agreement, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Closing Date (the "Required Consents").

         (b) Schedule 3.05(b) of the Disclosure Schedule sets forth each other consent or action by any Person (the "Other Consents") under such agreements, contracts, or other instruments or such Permits that is necessary with respect to the execution, delivery, and performance of this Agreement.

         Section 3.06. Absence of Certain Changes. Except as set forth in the Disclosure Schedule, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) any event, occurrence, development, or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (b) any incurrence, assumption, or guarantee by Seller of any indebtedness for borrowed money with respect to the Business other than in the ordinary course of business and in amounts and on terms consistent with past practices, but not in any event exceeding $10,000, except as disclosed in Schedule 3.06(b);

         (c) any creation or other incurrence of any Lien on any Purchased
         Asset;

         (d) any damage, destruction, or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (e) any transaction or commitment made, or any contract or agreement entered into, by Seller relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller of any contract or other right, in either case, material to the Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (f) any change in any method of accounting or accounting practice by Seller with respect to the Business except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles;

         (g) any (i) employment, deferred compensation, severance, retirement, or other similar agreement entered into with any officer or employee of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of the Business, or (iii) change in compensation or other benefits payable to any officer or employee of the Business pursuant to any severance or retirement plans or policies thereof;

         (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages, or threats thereof by or with respect to employees of the Business; or

         (i) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant, and equipment.

         Section 3.07. No Undisclosed Material Liabilities. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation, or set of circumstances which could reasonably be expected to result in such a liability, other than:

         (a) liabilities disclosed in Section 3.07 of the Disclosure Schedule;

         (b) other undisclosed liabilities which, individually or in the aggregate, are not material to the Business.

         Section 3.08. Material Contracts.

         (a) Except for the Contracts disclosed in Section 3.08 of the Disclosure Schedule, with respect to the Business, Seller is not a party to or bound by:

              (i) any lease (whether of real or personal property) providing for annual rentals of $2,500 or more;

              (ii) any agreement for the purchase of materials, supplies, goods, services, equipment, or other assets providing for either (A) annual payments by Seller of $2,500 or more or (B) aggregate payments by Seller of $2,500 or more;

              (iii) any sales, distribution, or other similar agreement providing for the sale by Seller of materials, supplies, goods, services, equipment, or other assets that provides for either (A) annual payments to Seller of $5,000 or more or (B) aggregate payments to Seller of $5,000 or more;

              (iv) any partnership, joint venture, or other similar agreement or arrangement;

              (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise);

              (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed, or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $5,000 and which may be prepaid on not more than thirty (30) days" notice without the payment of any penalty and (B) entered into subsequent to the date of this Agreement as permitted by Section 3.06(b);

              (vii) any option, license, franchise, or similar agreement;

              (viii) any agency, dealer, sales representative, marketing, or other similar agreement;

              (ix) any agreement that limits the freedom of Seller or its Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge, or otherwise dispose of or encumber any Purchased Asset or which would so limit the freedom of Buyer after the Closing Date;

              (x) any agreement with or for the benefit of any Stockholder or other Affiliate of Seller; or

              (xi) any other agreement, commitment, arrangement, or plan not made in the ordinary course of business that is material to the Business.

         (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of Seller and is in full force and effect, and none of Seller or, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such Contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such Contract have been delivered to Buyer.

         Section 3.9. [RESERVED]

         Section 3.10. [RESERVED]

         Section 3.11. Properties.

         (a) Section 3.11(a) of the Disclosure Schedule correctly describes all real property used or held for use [primarily] in the Business included in the Purchased Assets (the "Real Property "), which Seller leases, operates, or subleases, any title insurance policies and surveys with respect thereto, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term, and basic annual rent.

         (b) Section 3.11(b) of the Disclosure Schedule correctly describes all personal property used or held for use [primarily] in the Business included in the Purchased Assets, including, without limitation, machinery, equipment, furniture, vehicles, software, terminals, and other trade fixtures and fixed assets, which Seller owns, leases, or subleases, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

         (c) Seller has good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or personal property has valid leasehold interests in, all Purchased Assets (whether real, personal, tangible, or intangible) reflected on the Disclosure Schedule or acquired after the Disclosure Schedule, except for properties and assets sold since the Disclosure Schedule in the ordinary course of business consistent with past practices. No Purchased Asset is subject to any Lien, except:

              (i) Liens disclosed on the Disclosure Schedule;

              (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Disclosure Schedule); or

              (iii) Liens which do not materially detract from the value of such Purchased Asset, or materially interfere with any present or intended use of such Purchased Asset (clauses (i)-(iii) of this Section 3.11(c) are, collectively, the "Permitted Liens").

         (d) There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value, materially interfere with any present or intended use, or materially adversely affect the marketability of such Purchased Assets.

         (e) All leases of real property or personal property are in good standing and are valid, binding, and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default.

         (f) The structures, and equipment included in the Purchased Assets have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses and, in the case of plants, buildings, and other structures (including, without limitation, the roofs thereof), are structurally sound.

         Section 3.12. Sufficiency of and Title to the Purchased Assets.

         (a) The Purchased Assets constitute all of the property and assets used or held for use primarily in the Business and are adequate to conduct the Business as currently conducted and as planned to be conducted by Buyer.

         (b) Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

         (c) Except as set forth in the Disclosure Schedule, there are no options, warrants, pre-emptive rights or rights to subscribe to securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interests of the Subsidiaries.

         Section 3.13. Intellectual Property.

         (a) Section 3.13 of the Disclosure Schedule contains a true and complete list of each of the registrations, applications and other Intellectual Property Rights included in the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights (excluding software that may be purchased over-the-counter for less than $200), specifying as to each such Intellectual Property Right, as applicable, (i) the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right, (iii) the jurisdictions by or in which such Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed, (iv) the registration or application numbers thereof, (v) the termination or expiration dates thereof and, (vi) all agreements related to such Intellectual Property Right, including (A) the date of any license or agreement, (B) the identity of all parties thereto, (C) a description of the nature and subject matter thereof, (D) any applicable royalty, and (E) the term thereof.

         (b) The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights used or held for use primarily in the Business and are adequate to conduct the Business as currently conducted and as proposed to be conducted by Buyer. There exist no restrictions on the disclosure, use, or transfer of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, impair, or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

         (c) None of Seller and any Affiliate of Seller has given an indemnity in connection with any Owned Intellectual Property Right or any Licensed Intellectual Property Right to any Person.

         (d) None of Seller and any Affiliate of Seller has infringed, misappropriated, or otherwise violated any Intellectual Property Right of any third person. There is no claim, action, suit, investigation, or proceeding pending against, or, to the knowledge of Seller, threatened against or affecting, the Business or any present or former officer, director, or employee of the Business (i) based upon, or challenging or seeking to deny or restrict, the rights of Seller or any Affiliate of Seller in any of the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used, or products manufactured, used, imported, or sold with respect to the Business do or may conflict with, misappropriate, infringe, or otherwise violate any Intellectual Property Right of any third party, or (iii) alleging that Seller or any Affiliate of Seller infringed, misappropriated, or otherwise violated any Intellectual Property Right of any third party.

         (e) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights material to the operation of the Business has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of Seller, all such Owned Intellectual Property Rights and Licensed Intellectual Property Rights are valid and enforceable.

         (f) Seller or an Affiliate of Seller holds all right, title and interest in and to all Owned Intellectual Property Rights and all of the licenses under the Licensed Intellectual Property Rights, free and clear of any Lien. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, the assignment has been duly recorded with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. Seller or an Affiliate of Seller has taken all actions necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use.

         (g) To the knowledge of Seller, no Person has infringed, misappropriated, or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right. Seller or an Affiliate of Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights. None of the Intellectual Property Rights that are material to the Business and the value of which to the Business is contingent upon maintaining the confidentiality thereof, has been disclosed other than to employees, representatives, and agents of Seller or an Affiliate of Seller all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Buyer.

         Section 3.14. Insurance Coverage. Seller has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Purchased Assets, the business and operations of the Business and its officers and employees. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and Seller has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1998, and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business. Seller does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Section 3.14 of the Disclosure Schedule, after the Closing Seller shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

         Section 3.15 Compliance.

         (a) Seller and its Subsidiaries hold, and have been and are in compliance with all permits, licenses, exemptions, orders and approvals of all Governmental Entities or SROs necessary for the operation of the businesses of Seller and each such subsidiary, except to the extent the failure to so hold or comply would, individually or in the aggregate, be immaterial to the consummation of the transactions contemplated by this Agreement or the operations of the Business after the Closing, and there are no proceedings pending, threatened or, to the best knowledge of Seller and Stockholder, contemplated by any Governmental Entity or SRO seeking to terminate, revoke or limit any such permit, license, exemption, order or approval, nor, to the best knowledge of Seller and Stockholder, do adequate grounds exist for any such action by any Governmental Entity or SRO. Neither Seller nor any of its subsidiaries nor the conduct of any of their businesses is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree of any Governmental Entity or SRO applicable to Seller or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any of its subsidiaries is a party or by which Seller or any of its subsidiaries or any of the Assets are bound or affected, except, in the case of clauses (i) and (ii) above, for any such conflicts, defaults or violations which would, individual or in the aggregate, be immaterial to the consummation of the transactions contemplated by this Agreement or the operations of the Business after the Closing. Stockholder has not taken any action, or failed to comply with any law, regulation, order, judgment or decree, which has or reasonably could be expected to result in Seller or any of its subsidiaries violating or being deemed to have violated any law, regulation, order or decree of any Governmental Entity or SRO applicable to Seller or any of its subsidiaries or by which its or any of the Assets are bound or affected, except for any such violations which would, individually or in the aggregate, be immaterial to the consummation of the transactions contemplated by this Agreement or the operations of the Business after the Closing. Except as disclosed in Section 3.15 of the Disclosure Schedule, no investigation or inquiry by any Governmental Entity with respect to Seller or any of its subsidiaries is pending or, to the best knowledge of Seller and the Stockholder, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would be immaterial to the consummation of the transactions contemplated by this Agreement or the operations of the Business after the Closing.

         (b) Except as disclosed on those SEC Forms ADV and BD which have been filed by the Seller or its subsidiaries with the SEC and copies of which have been delivered to Buyer by Seller prior to the date of this Agreement, neither Seller nor any of its subsidiaries, nor any of their respective officers, directors, employees or affiliates, has been the subject of any disciplinary proceedings or orders of any Governmental Entity or SRO arising under applicable securities laws which would be required to be disclosed on SEC Forms ADV or BD, and no such disciplinary proceeding or order is pending or, to the best knowledge of Seller and Stockholders, threatened, nor, to the best knowledge of Seller and Stockholders, do adequate grounds exist for any such action by any Governmental Entity or SRO; and except as disclosed on such SEC Forms ADV or BD, neither Seller nor any of its subsidiaries, nor any of the respective officers, directors, employees or affiliates of any of the foregoing, has been permanently enjoined by the order, judgment or decree of any court or other Governmental Entity from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on such SEC Forms ADV or BD, neither Seller nor any of its Affiliates or Subsidiaries, nor any of their respective officers, directors or employees, is or has been: (i) ineligible to serve as, or subject to any disqualification which would be the basis for any denial, suspension or revocation of the registration of or for any limitation on the activities of Seller or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act") or as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

         (c) Section 3.15(c) of the Disclosure Schedule sets forth a list of all of the permits, licenses, consents, approvals, authorizations of, and all registrations, qualifications, designations, declarations and filings with and under all federal, state, local or foreign laws and all Government Entities and SRO's necessary for Seller and its subsidiaries to conduct their business as presently carried on (collectively, "Permits"). All Permits are in full force and effect and no suspension or cancellation of any of them is, to the best knowledge of Seller or Stockholder, threatened. All officers, directors employees and affiliates of Seller and its subsidiaries required to be registered or licenses with a Governmental Entity or SRO are currently registered or licensed in the appropriate capacity with such Governmental Entity or SRO. All such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is, to the best knowledge of Seller or Stockholder, threatened. Seller has delivered to Buyer a true and complete copy of Seller's and each such Affiliate's or Subsidiary's currently effective Form BD as filed with the SEC, all state and federal securities registration forms, all prior Form BD filings, all reports and all correspondence filed by Seller or any of its subsidiaries with the SEC or any SRO under the Exchange Act and the rules promulgated thereunder or otherwise and under similar state and federal statutes within the last three years, and Seller will deliver to Buyer such forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, as the case may be) true and complete in all material respects as of the time of filing.

         (d) Section 3.15(d) of the Disclosure Schedule sets forth a complete and accurate list of each of Seller's and its subsidiaries memberships in commodities exchanges, boards of trade, clearing organizations and trade associations, and a description of the type of membership and the type of registered holder thereof. All such memberships and similar privileges of each of Seller and such subsidiaries are in good standing.

         (e) For purposes of this Section 3.15, and Sections 3.16, 3.17 and 3.18 below, references to Seller or to any of its Affiliates or subsidiaries shall be deemed to include any businesses conducted by any other persons pursuant to agreements with Seller or its Affiliates or subsidiaries of the type specified in Section 3.15(a).

     Section 3.16. Agreements with Regulators. Except as disclosed on its Forms ADV and BD as filed with the SEC prior to the date of this Agreement, neither Seller nor Stockholder nor any of Seller's subsidiaries nor any officer or director thereof is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any enforcement order or directive by, or a recipient of any supervisory letter form, or has adopted any board resolutions at the request of, any Governmental Entity or any SRO which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its operational practices or policies or its management, nor has Seller or any of its subsidiaries been advised by any Governmental Entity or any SRO, or has reason to believe that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such enforcement order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     Section 3.17. Absence of Certain Changes or Events. Except as disclosed in
Section 3.17 of the Disclosure Schedule, since January 1, 2000, Seller and its Affiliates have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any change, event or development in or affecting Stockholder or Seller or any of its subsidiaries that constitutes or could have either individually or in the aggregate a Material Adverse Effect on Seller, or any material loss or interference with the business of Seller and its Affiliates from civil disturbance, fire, explosion, earthquake, flood or other natural disaster, whether or not covered by insurance, (ii) any change by Seller in its accounting methods, principles or practices, except as required by changes in U.S. generally accepted accounting principles or as recommended by Seller's independent accountants and consented to in writing by Buyer prior to such change, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of Seller other than dividends and distributions payable solely in cash, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefits plan or agreement or arrangement (including without limitation the granting of stock options, stock appreciation rights, performance awards or restricted stock awards under any such plan, arrangement or agreement), or any other increase in the compensation payable or to become payable to any present or former directors, officers or employees of Seller or any of its subsidiaries, except for increases in base compensation and annual cash bonuses to non-executive officers of Seller and its subsidiaries, in each case in the ordinary course of business and consistent with past practice, or (v) any other action which, if it had been taken after the date hereof, would have required the consent of Buyer under Article III hereof.

     When used with respect to Seller or any of its subsidiaries, the term "Material Adverse Effect" means any material change in or effect on (i) the business, results of operations or condition (financial or other) of Seller and its Affiliates and subsidiaries taken as a whole, or (ii) the ability of Seller, and the Stockholders to perform their respective obligations under, or to consummate any of the transactions contemplated by, this Agreement on a timely basis.

     Section 3.18. Absence of Litigation. Except as disclosed in Section 3.18 of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Seller and Stockholders, threatened against Seller or any of its Affiliates or Subsidiaries, or any properties or rights of Seller or any of its subsidiaries, by or before any court, arbitrator or other Governmental Entity. Except as disclosed in Section
3.18 of the Disclosure Schedule, neither Seller nor any of its Affiliates or Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award.

     Section 3.19. Selling Documents. None of the documents or information delivered to Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Business delivered or made to Buyer are made in good faith and are based upon reasonable assumptions, and Seller is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

     Section 3.20. Finders' Fees. There is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.21. Employees. Schedule 3.21 sets forth a true and complete list of (a) the names, titles, annual salaries, and other compensation of all employees (including Transferred Employees) of the Business (by classification). None of such employees and no other key employee of the Business has indicated to Seller that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one (1) year after the Closing Date.

     Section 3.22. Representations. The representations and warranties of Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

     Section 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has all corporate powers and all material governmental licenses, authorizations, permits, consents, and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate Authorization. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer., enforceable in accordance with their terms.

     Section 4.03. Governmental Authorization. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency, or official other than (in compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act and 1934 Act, and (iii) compliance with the requirements of the National Association of Securities Dealers.

     Section 4.04. Non-contravention. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) assuming compliance with the matters referred to in
Section 4.03, violate any applicable material law, rule, regulation, judgment, injunction, order, or decree, or (iii) assuming the obtaining of all Required and Other Consents, constitute a default under or give rise to any right of termination, cancellation, or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer.

     Section 4.05. Absence of Certain Changes. Except as set forth in the Disclosure Schedule, Buyer has conducted its activities in the ordinary course consistent with past practices and there has not been:

         (a) any event, occurrence, development, or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (b) any damage, destruction, or other casualty loss (whether or not covered by insurance) individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (c) any transaction or commitment made, or any contract or agreement entered into, by Buyer (including the acquisition or disposition of any assets) or any relinquishment by Buyer of any contract or other right, in either case, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (d) any change in any method of accounting or accounting practice by Buyer except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles.

     Section 4.06. Litigation. Except as set forth in the Disclosure Schedule, there is no action, suit, investigation, or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency, or official.

     Section 4.07. SEC Documents. The Buyer has delivered or made available to Seller and Stockholders true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). To the best of Buyer's knowledge, the Buyer has not provided to Seller any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Buyer, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.08. Agreements with Regulators. Except as disclosed on its Forms ADV and BD as filed with the SEC prior to the date of this Agreement, neither Buyer nor any of Buyer's subsidiaries nor any officer or director thereof is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any enforcement order or directive by, or a recipient of any supervisory letter form, or has adopted any board resolutions at the request of, any Governmental Entity or any SRO, or has reason to believe, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its operational practices or policies or its management, nor has Buyer or any of its subsidiaries been advised by any Governmental Entity or any SRO that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such enforcement order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     Section 4.09. Finders' Fees. There is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 4.10. Representations. The representations and warranties of Buyer contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

COVENANTS OF SELLER

Seller agrees that:

     Section 5.01. Conduct of the Business. From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller will not:

         (a) with respect to the Business acquire a material amount of assets from any other Person;

         (b) sell, lease, license, or otherwise dispose of any Purchased Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

         (c) settle or compromise any litigation in which Seller or any of its subsidiaries is a defendant (whether or not commence prior to the date of this Agreement) which would result in the imposition of any order, writ, judgment, decree or determination having a material adverse effect on the Business following the Closing;

         (d) enter into any new line of business or open any new offices except in accordance with Seller's current business plan as disclosed to Buyer in writing prior to the date of this Agreement, or change in any material respect any of its existing policies or procedures with respect to the marketing of its business, the servicing of customer accounts or the supervision of its personnel;

         (e) terminate, cancel or modify any insurance coverage maintained by Seller or any of its subsidiaries with respect to any of their material assets or their business operations which is not replaced by an adequate amount of comparable insurance coverage;


         (f) into any employment or consulting agreements other than in the normal course of business;

         (g) agree or commit to do any of the foregoing; or

         (h) (i) take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     Section 5.02. Access to Information; Confidentiality.

         (a) From the date hereof until the Closing Date, Seller will (i) give Buyer, its counsel, financial advisors, auditors, and other authorized representatives full access to the offices, properties, books, and records of Seller relating to the Business, (ii) furnish to Buyer, its counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, and
         (iii) instruct the employees, counsel, and financial advisors of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories, or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject

         Seller to risk of liability. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by Seller hereunder.

         (b) After the Closing, Seller and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Seller, (ii) in the public domain through no fault of Seller or its Affiliates, or (iii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Business. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         (c) On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial, and other records (including, without limitation, accountant's work papers), information, employees, and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute, or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys" fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

     Section 5.03. Notices of Certain Events. Seller shall promptly notify Buyer of:

     Any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (a) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

     (b) Any actions, suits, claims, investigations, or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article 3 or that relate to the consummation of the transactions contemplated by this Agreement; and

     (c) The damage or destruction by fire or other casualty of any Purchased Asset or part thereof or in the event that any Purchased Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain, or other similar governmental action.

     Section 5.04. Non-competition.

         (a) Thompson agrees,

         (i) unless his employment or OSJ agreement is terminated without Cause by the Buyer, for a period of eighteen (18) months from the Closing Date, neither he nor any of his Affiliates, shall engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as stockholders in any corporation, limited liability company or other entity, or joint stock association, in any business that competes with the Business or Subsidiary as it exists on the Closing Date within the States of Connecticut, New Jersey and New York; provided that nothing herein shall prohibit the acquisition of a diversified company having not more than 5% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the Business; or

         (ii) for a period of four (4) years from the Closing Date, neither he nor any of his Affiliates shall employ or solicit, or receive or accept the performance of services by, any Transferred Employee; and

         (iii) at any time after the Closing Date, neither he nor any of his Affiliates shall utilize the name "Somerset" or any derivative thereof.

         (b)  Toth agrees,

         (i) except for merchant banking, investment banking and syndicate activities, for a period of eighteen (18) months from the Closing Date, neither he nor any of his Affiliates, shall engage, either directly or indirectly, as a principal or solely or jointly with others, or as stockholders in any corporation, limited liability company or other entity, or joint stock association, in any business that competes with the Business or Subsidiary as it exists on the Closing Date within the States of Connecticut, New Jersey and New York; provided that nothing herein shall prohibit the acquisition of a diversified company having not more than 5% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the Business; or

         (ii) for a period of four (4) years from the Closing Date, neither he nor any of his Affiliates shall employ or solicit, or receive or accept the performance of services by, any Transferred Employee; and

         (iii) except for merchant banking, investment banking and syndicate activities, neither he nor any of his Affiliates shall utilize the name "Somerset" or any derivative thereof, and to promptly after the Closing Date amend the name of any other entity utilizing the name of Somerset.

         (c) If any provision contained in this Section shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void, and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period, and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

     Section 5.05.  Obtaining of Consents.

         (a) Seller and Stockholder shall use all best efforts to obtain all necessary consents and approvals from third parties necessary to transfer, assign and convey the Assets to Buyer and to vest in Buyer good and marketable title thereto.

         (b) Without limiting the foregoing, Seller agrees as follows with respect to all brokerage accounts that are to be transferred to Buyer pursuant to Section 1.1:

         (i) Seller shall waive all cancellation, termination, transfer and exit fees and charges arising from the transfer of any customer account pursuant to this Agreement, to the extent permitted by law, including any IRA, Keogh, SEP or other retirement account, and to the extent that any such fees or charges are assessed by third parties, Buyer shall pay such fees and charges; and

         (ii) Seller shall, to the extent necessary and permitted under applicable law and the relevant agreements, appoint Buyer (or any entity designated by Buyer) as successor trustee or custodian with respect to any IRA, Keogh, SEP or other retirement accounts transferred to Buyer pursuant to this Agreement.

     Section 5.06. Clearing Agreement and Third Parties. Seller and Stockholder shall cooperate with Buyer and take all actions reasonably requested by Buyer, to (i) facilitate the transfer of all customer accounts maintained by Seller and its Affiliates and Subsidiaries by CSC or any other third party wholesaler or insurance company (provided that such transfer shall not occur or be effective prior to the Closing), (ii) use all reasonable best efforts to obtain any consents or approvals of applicable SRO's necessary for such actions, and (iii) execute a new clearing agreement with CSC if required.

     Section 5.07. Employee Matters. As of the Closing, Buyer shall offer employment to each Transferred Employee described in Schedule 5.09 on the Closing Date, and shall provide to such employees who accept Buyer's offer of employment such health and welfare benefits as in the aggregate are no less favorable than those provided by Buyers to its employees on the date of this Agreement; provided that nothing in this Agreement shall be deemed to create any obligation on the part of Buyer or any of its affiliates to continue the employment of any such employee following the Closing or to refrain from modifying, amending or terminating any such health and welfare benefits in accordance with the terms of the applicable plans and applicable law.

       As of the Closing Seller or its Affiliates shall file a Form U-5 termination for each Transferred Employee by the Closing (except with respect to the Stockholders who will remain dual registered with Seller or its Affiliates and with Buyer). Concurrent therewith Seller shall assist Buyer in the filing of a Form U-4 by Buyer for all of Seller's or its Affiliates Transferred Employee.

     Section 5.08. List of Customer Accounts. As soon as practicable after the date of this Agreement, Seller shall obtain and furnish to Buyer a list of all active customer accounts as of the most recent date such data is available, as reported to it in writing or by data base accessibility by CSC, showing account numbers, customer equity and margin debits (but excluding customer names and addresses).

     Section 5.09. No Shop. Neither the Stockholders, the Seller, nor any agent, employee, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly, solicit or initiate the submission of proposals or offers from any person or entity for, participate in any discussions pertaining to, or furnish any information to any person or entity other than the Buyer or the Buyer's authorized agent, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Seller or any merger, consolidation or business combination of or involving the Seller.

ARTICLE 6

COVENANTS OF BUYER

Buyer agrees that:

     Section 6.01. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or Seller furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Buyer, (ii) in the public domain through no fault of Buyer, or (iii) later lawfully acquired by Buyer from sources other than Seller; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors, and agents in connection with the transactions contemplated by this Agreement and to its lenders or other Persons in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller in connection with this Agreement that are subject to such confidence.

  Section 6.02. Access. On and after the Closing Date, Buyer will afford promptly to Seller and its agents reasonable access to its properties, books, records, employees, and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Business provided to it pursuant to this Section.

     Section 6.03 Piggy-Back Registration Rights. Buyer covenants that the Seller (or its designees) shall have piggy-back registration rights with respect to the Shares, and the Shares underlying the Warrants and Options issued pursuant to Section 2.07 hereof then held by the Seller subject to the conditions set forth below. If the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4, S-8 or successor form), the Company shall give written notice thereof to the Seller and the Seller shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Seller's Shares in such registration statement subject, in the event of an underwritten offering, to customary cutbacks and lock-ups requested by the managing underwriter of all selling stockholders thereunder, on a pro-rata basis with such other selling stockholders. In the event of an underwritten offering, the right of any Seller to registration pursuant to the piggyback registration rights granted to the Seller pursuant to this Section shall be conditioned upon such Seller's participation in such underwriting and the inclusion of such Seller's Shares in the underwriting. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If the Seller exercises such election, the Shares so designated shall be included in the registration statement at no cost or expense to the Seller (other than any standard or contractual commissions, which would be borne by the Seller in connection with the sale of Seller's shares). The Seller's rights under this Section shall expire at such time as the Seller can sell all of the Shares under Rule 144 (k) without volume or other restrictions or limit.

     Section 6.04. Preservation of Business. Buyer will use its reasonable efforts to preserve Seller's present relationships with employees, suppliers, customers and others having business relationships with it.

ARTICLE 7

COVENANTS OF BUYER AND SELLER

Buyer and Seller agree that:

     Section 7.01. Best Efforts; Further Assurances.

     (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

         (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title, or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits, or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     Section 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith, and seeking timely to obtain any such actions, consents, approvals, or waivers.

     Section 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 7.04. Trademarks; Tradenames. Except as set forth in the other subsections of this Section 7.04, after the Closing, Buyer and its Affiliates shall not use any of the marks or names, domain names, or URL's set forth on
Schedule 7.04 (collectively or individually as the context requires, the "Seller Trademarks and Tradenames").

     Section 7.05. Warn Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the transactions contemplated by this Agreement. Buyer will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. Seller will be responsible for providing any notification that may be required under the WARN Act with respect to any employees of the Business that are not Transferred Employees, provided that Buyer has given sufficient notice to enable Seller to provide such timely notification. If Buyer fails to provide sufficient notice, Buyer shall be liable for any additional expenditure resulting from the failure to provide notification required under the WARN Act with respect to any employees of the Business.

ARTICLE 8

TAX MATTERS

     Section 8.01. Tax Definitions. The following terms, as used herein, have the following meanings:

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Preclosing Tax Period" means (i) any Tax Period ending on or before the Closing Date and (ii) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

     "Tax" means (i) any tax, governmental fee, or other like assessment or charge of any kind whatsoever (including, but not limited to, [any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat, or similar law (an "Escheat Payment") and any withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax, or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

     Section 8.02. Tax Matters. Seller hereby represents and warrants to Buyer that:

     (a) Seller has timely paid all Taxes which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable or responsible therefor.

     (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Taxes which arise from or with respect to the Purchased Assets or the operation of the Business and are incurred in or attributable to the Preclosing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable therefor.

     Section 8.03. Tax Cooperation; Allocation of Taxes.

     (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Assets for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Assets or the Business.

     (b) All real property taxes, personal property taxes, and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Preclosing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Postclosing Tax Period"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Preclosing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Postclosing Tax Period.

     (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains, and similar Taxes, levies, charges, and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne by Seller. Seller represents and warrants to Buyer that, with respect to the transactions contemplated by this Agreement, Seller is entitled to an exemption from Transfer Taxes for isolated, casual or occasional sales in each jurisdiction that would otherwise impose a Transfer Tax on the transactions. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

     (d) Apportioned Obligations and Taxes described in Section 8.03(c) shall be timely paid, and all applicable filings, reports, and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 8.03(b) or (c), as the case may be. Upon payment of any such Apportioned Obligation or Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under Section 8.03(b) or (c), as the case may be together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of such statement. Any payment not made within such time shall bear interest at a rate equal to eighteen (18%) per annum for each day until paid.

ARTICLE 9

EMPLOYEE BENEFITS

     Section 9.01. Employee Benefits Definitions. The following terms, as used herein, having the following meanings:

     "Employee Plans" means the plans referred to in the first sentence of
Section 9.02.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "International Plan" means an employment, severance, or similar contract, arrangement, or policy (exclusive of any such contract which is terminable within 30 days without liability of Seller or any of its ERISA Affiliates), or a plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers" compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits, or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or postretirement insurance, compensation, or benefits that (a) is not an Employee Plan or a Benefit Arrangement, (b) is maintained or contributed to by Seller or any ERISA Affiliate, and (c) covers any employee or former employee of the Company or any of its subsidiaries.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     Section 9.02. ERISA Representations. Seller hereby represents and warrants to Buyer that:

     (a) Schedule 9.02(a) lists each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is maintained, administered, or contributed to by Seller or any of its Affiliates (as defined below), and (iii) covers any employee of the Business (hereinafter referred to collectively as the "Employee Plans"). With respect to each Employee Plan, Seller has provided a true and complete copy of such plan document, the most recently filed Form 5500 and an accurate summary description of such plan. Seller has provided Buyer with, or has caused to be provided to Buyer, complete actuarial data (including age, salary, service, and related data) as of the most recent practicable date for employees of the Business.

     (b) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates.

     (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

     (d) Schedule 9.02(d) includes a list of each employment, severance, or other similar contract, arrangement, or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers" compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation, or other forms of incentive compensation or postretirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Seller or any of its Affiliates, and (iii) covers any

     U.S. employee of the Business. Such contracts, plans, and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Buyer are hereinafter referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations which are applicable to such Benefit Arrangement.

     (e) With respect to the employees of the Business, there are no employee postretirement medical or health plans in effect, except as required by
     Section 601 of ERISA.

     (f) Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of, or announcement (whether written or not written) by Seller or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year.

     (g) The Purchased Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of Seller or its Affiliates to make timely installments or other payments required by Code Section 412.

     (h) No Transferred Employee will become entitled to any retirement, severance, or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     Section 9.03. Seller's Employee Benefit Plans.

     (a) Seller shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, Seller or its designated Affiliate shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by Transferred Employees under the Employee Plans and Benefit Arrangements, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth herein, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. With respect to Seller's 401(k) Plan, Seller shall amend the 401(k) Plan to provide that Transferred Employees shall be entitled to a pro rata portion, based on the number of days of the current Plan year that occur before and including the Closing Date, of any contribution to the 401(k) Plan by Seller in respect of the current Plan year of the 401(k) Plan. Accrued benefits or account balances of Transferred Employees under the Employee Plans and Benefit Arrangements shall be fully vested as of the Closing Date.

     (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental, or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive worker's compensation premiums attributable to such period, and (iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including proportional accruals from January 1, 2002 through the Closing Date and including, without limitation, liabilities and obligations in respect of accruals through the Closing Date under any bonus plan or arrangement, any vacation plans, arrangements, and policies.

     (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability under any Benefit Arrangement on or prior to the Closing Date and continues in a hospital or on short-term disability after the Closing Date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that such claims and expenses are covered by a Benefit Arrangement, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such Person's hospitalization has terminated. With respect to any Benefit Arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Seller shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyer or one of its Affiliates shall be responsible for such benefit arrangements covering such pregnancies and maternity leave for the period subsequent to the Closing Date.

     Section 9.04. Buyer Benefit Plans.

     (a) Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Seller or any of its Affiliates, only for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the Closing Date.

     (b) As soon as practicable after the close of the current plan year of the 401(k) Plan, account balances as of the Closing Date of the Transferred Employees, including earnings thereon through the date of transfer, shall be transferred to a defined contribution plan of Buyer or one of its Affiliates. Such transfer shall be effected in accordance with applicable law and regulations and Buyer shall make or cause to be made, and Seller should shall make or cause to be made, any required filings in connection therewith. Buyer or one of its Affiliates may require, as a condition to the acceptance of any such transfer, evidence satisfactory to Buyer of the qualified status of the 401(k) Plan, including without limitation, a copy of a favorable determination letter from the Internal Revenue Service and an opinion of counsel that the 401(k) Plan has in operation remained qualified at all relevant times. In consideration of such transfer, Buyer or one of its Affiliates shall assume all liabilities to Transferred Employees under the 401(k) Plan. Each of the parties hereto shall pay its own expenses in connection with such transfer. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to the 401(k) Plan, the same to be retained or assumed by Seller.

     Section 9.05. Continuation of Certain Administrative Services and Insurance Coverage. To the extent requested by Buyer in writing prior to the Closing Date, Seller agrees to continue (i) to provide certain administrative services in respect of the Transferred Employees as reasonably necessary for Buyer to conduct the Business, including but not limited to payroll services, record keeping services, and claims processing services and (ii) to cover Transferred Employees under the Employee Plans and Benefit Arrangements which provide for insurance coverage and to provide claims processing services in respect of the Transferred Employees in both cases for the period ending six months after the Closing Date or, in either case, until such earlier time as Buyer or its designated Affiliate can assume responsibility for such insurance and administrative services in an orderly manner. Buyer agrees to reimburse Seller for Seller's costs reasonably incurred in continuing to provide such insurance and administrative services. Such continuation of insurance and administrative services shall not affect the allocation of liabilities and obligations as set forth in this Article 9. Buyer shall use all reasonable efforts to arrange for such administrative services and insurance coverage as promptly as possible in order to avoid using Seller's services under this Section.

     Section 9.06. No Third-Party Beneficiaries. No provision of this Article shall create any third-party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyer or the Businesses or any of their Affiliates and no provision of this Article 9 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify, or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

ARTICLE 10

CONDITIONS TO CLOSING

     Section 10.01. Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) No provision of any applicable law or regulation and no judgment, injunction, order, or decree shall prohibit the consummation of the Closing.

     (b) All actions and consents by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Closing shall have been taken, made, or obtained, including the requirements of the Securities and Exchange Commission, the National Association of Securities Dealers and CSC.

     (c) Buyer and Stockholders shall have entered into Independent Contractor Agreements with respect to the Princeton, New Jersey office at a 85% payout to the Independent Contractor.

     (d) Buyer shall have entered into Independent Contractor Agreements with the Independent Contractors in its existing Minnesota and Connecticut offices acceptable to Buyer.

     (e) Buyer and each of Kenneth Franklin, Michael Xirnax and William Schloth shall have entered into Employment Agreements acceptable to Buyer.

     Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a) (i) Seller shall have performed in all material respects all of its obligations and covenants hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto (A) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such time, and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of Seller to the foregoing effect.

     (b) There shall not be threatened, instituted, or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit, or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

     (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order, or decree proposed, enacted, enforced, promulgated, issued, or deemed applicable to the purchase of the Purchased Assets, by any court, government, or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 10.02(b)(i) and 10.02(b)(ii) above.

     (d) Buyer shall have received an opinion of __Kaplan, Gotbetter & Levinson___, counsel to Seller, dated the Closing Date in the form annexed hereto. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than [specify] or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Seller, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.

     (e) Execution and delivery of other relevant agreements, including non-compete, employment agreements, trademark or software licenses, leases, clearing, service or administrative agreements, or other transition agreements.

     (f) Seller shall have received all Required Consents, Other Consents, Permits, and all consents, authorizations or approvals from the governmental agencies referred to in Section 3.05, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization, or approval shall have been revoked.

     (g) Seller shall have delivered duly executed covenants not to sue from the holders of not less than 85% in principal amount of the Seller's liabilities in respect of all outstanding litigation.

     (g) Buyer shall have received, in respect Required Approvals for each facility or real property leased, or operated by Seller with respect to the Purchased Assets and any required state or municipal transfer form from the Seller. Such forms shall be satisfactory to Buyer in its sole discretion and shall not impose upon Buyer any obligations or liabilities to which Buyer shall not have consented in writing prior to the Closing.

     (h) Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

     Section 10.03. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a) (i) Buyer shall have performed in all material respects all of its obligations and covenants hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto (A) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such time, and (iii) Seller shall have received a certificate signed by the Chief Executive Officer of Buyer to the foregoing effect.

     (b) There shall not be any action taken, or any statute, rule, regulation, injunction, order, or decree proposed, enacted, enforced, promulgated, issued, or deemed applicable to the purchase of the Purchased Assets, by any court, government, or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 10.03(a)(i) and 10.03(a)(ii) above.

     (c) Seller shall have received an opinion of Krieger & Prager, LLP, counsel to Buyer, dated the Closing Date in the form set forth in Section _______. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Seller, and, as to matters of fact, upon certificates of officers of Buyer, copies of which opinions and certificates shall be contemporaneously delivered to Seller.

     (d) Execution and delivery of other relevant agreements, including non-compete, employment agreements, trademark or software licenses, leases, supply, service or administrative agreements, or other transition agreements.

     (e) Buyer shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization, or approval shall have been revoked.

     (f) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

ARTICLE 11

SURVIVAL; INDEMNIFICATION

     Section 11.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the third anniversary of the Closing Date; provided that the representations and warranties contained in Articles 8 or 9 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation, or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section 11.02. Indemnification.

     (a) Seller and Stockholders hereby indemnifies Buyer and its Affiliates against and agree, jointly and severally, to hold each of them harmless from any and all damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys" fees and expenses in connection with any action, suit, or proceeding) ("Damages") incurred or suffered by Buyer or any of its Affiliates arising out of:

          (i) any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a "Warranty Breach") or breach of covenant or agreement made or to be performed by Seller pursuant to this Agreement;

          (ii) the Excluded Liabilities;

          (iii) any litigation or other proceedings pending on the Closing Date; or

          (iv) any other action, activities or undertaking of the Seller prior to the Closing Date (whether of misfeasance or nonfeaseance),

regardless of whether such Damages arise as a result of the negligence, strict liability, or any other liability under any theory of law or equity of, or violation of any law by, Buyer or any of its Affiliates; provided that with respect to indemnification by Seller for any Warranty Breach pursuant to Section 11.02(a)[(i), (i) Seller or Stockholder shall not be liable unless the aggregate amount of Damages with respect to any Warranty Breach (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $10,000 and then only to the extent of such excess and (ii) Seller's maximum liability shall not exceed the market value of the Purchase Price on the Closing based upon the average of the last bid and ask price on the day first preceding the Closing.

     (b) Buyer hereby indemnifies Seller and the Stockholders against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that with respect to indemnification by Buyer for any Warranty Breach pursuant to this Section, (i) Buyer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches (determined without regard to any materiality qualification contained in any representation, warranty, or covenant giving rise to the claim for indemnity hereunder) exceeds $10,000, and then only to the extent of such excess and (ii) Buyer's maximum liability shall not exceed market value of the Purchase Price on the Closing based upon the average of the last bid and ask price on the day first preceding the Closing, less the fair value of the total benefits received by Seller and Stockholders, whether in the form of waiver of liabilities, proceeds from the sale of Shares or the value of Shares, options or warrants still held and not exercised.

     Section 11.03. Damages. The term "Damages" as used in this Article 11is not limited to matters asserted by third parties against any person entitled to be indemnified under this Article 11, but includes Damages incurred or sustained by any such person in the absence of third party claims, includes amounts paid as indemnity or otherwise by Buyer to their affiliates and each of their respective officers, directors, employees, agents and other representatives, and includes amounts paid as indemnity or otherwise by Seller or Stockholders to their affiliates and each of their respective officers, directors, employees, agents and other representatives.

     Section 11.04. Procedures. Promptly after receipt by an Indemnified Person under this Article 11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 11 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Seller selected by the Seller. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Article 11, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

ARTICLE 12

TERMINATION

     Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Seller and Buyer;

     (b) by either Seller or Buyer if the Closing shall not have been consummated on or before July 15, 2002;

     (c) by either Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree, or judgment of any court or governmental body having competent jurisdiction; or

     (d) the occurrence of any event giving rise to or resulting in a Material Adverse Effect.

The party desiring to terminate this Agreement pursuant to clauses 12.01(b), 12.01(c) or 12.01(d) shall give ten (10) days written notice of such termination to the other party.

     Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant, or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement, or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.02, 6.01, 13.03, 13.05, 13.06 ,13.07, 13.08 and 13.09 shall survive any termination hereof pursuant to Section 12.01.

ARTICLE 13

MISCELLANEOUS

     Section 13.01. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto. Notice solely by e-mail shall not be deemed sufficent notice hereunder.

              if to Buyer, to:

              vFinance Investments, Inc.

              3010 N. Military Trail

              Boca Raton, Florida 33431

              Attention: Mr. Leonard Sokolow, CEO

              Fax: (561) 981-1005

              eMail: lenny@vfinance.com



              with a copy to: (which shall not constitute notice)


              Krieger & Prager, LLP

              39 Broadway

              New York, NY 10006

              Attention:   Samuel M. Krieger, Esq.

              Fax: (212) 363-2999

              eMail: skrieger@kplawfirm.com
              if to Seller, to:

              Somerset Financial Partners, Inc.

              10 Wright Street

              Suite 220

              Westport, CT 06880

              Attention: William Schloth

              Fax: (203) 226-6222

              eMail: wschloth@somersetfinancial.com



              with a copy to: (which shall not constitute notice)


              Lawrence G. Nussbaum, ESQ

..             Gusrae, Kaplan & Bruno, PLLC

              120 Wall Street, 11th Floor

              New York, New York 10005

              Telephone: (212) 269-1400

              Facsimile: (212) 809-5449

              e-mail: lnusbaum@gkblaw.com

              If to the Stockholders:

              Douglas Toth

              349 Wall Street

              Princeton, NJ 08540

              609- 430-1137

              and

              Nicholas Thompson

              349 Wall Street

              Princeton, NJ 08540

              609- 430-1137



              with a copy to: (which shall not constitute notice)

              Lawrence G. Nussbaum, ESQ

              Gusrae, Kaplan & Bruno, PLLC

              120 Wall Street, 11th Floor

              New York, New York 10005

              Telephone: (212) 269-1400

              Facsimile: (212) 809-5449

              e-mail: lnusbaum@gkblaw.com

     SECTION 13.02. Amendments and Waivers.

     (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 13.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 13.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     SECTION 13.06 Arbitration.

     (a) Subject to the provisions of paragraph (d) below, any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be determined by arbitration in New York, New York in accordance with the provisions of this Section and the Rules of the National Association of Securities Dealers, Inc.) in effect on the date of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (b) Each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive.

     (c) All expenses and fees of the arbitrator and expenses of the arbitration shall be borne equally by both parties unless they agree otherwise or unless the arbitrator in the award assesses such expenses against one of the parties or allocates such expenses other than equally between the parties. Each party shall bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in the contract or under applicable law.

     (d) Notwithstanding the foregoing paragraphs of this Section, the parties agree that the parties may have recourse to the federal or state courts, to seek equitable relief with respect to this Agreement (including, without limitation, injunctive relief) or otherwise in aid of the jurisdiction of the arbitrator hereunder, without waiving or otherwise prejudicing the parties' right to arbitration of the dispute

     SECTION 13.07. Prior Agreements. The parties hereto acknowledge that prior public announcements and other discussions may lead to certain Somerset related employee departures, whether to vFinance or other brokerage operations. In light of such, at no time may Somerset, or any Somerset related party, hold vFinance liable for or responsible for such departure, including, but not limited to, any raiding or other related claims and issues. It is understood that this provision shall survive the termination of this Agreement, provided, however, that any employee who transfers to vFinance prior to Closing shall be deemed a Transferred Employee for purposes of this Agreement.

     SECTION 13.08. Jurisdiction. Except as otherwise expressly provided in this Agreement, including without limitation Section 13.06, the parties hereto agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

     SECTION 13.09. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

     SECTION 13.10. Counterparts; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof (or a facsimilie transmission of a copy) signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 13.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 13.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        vFINANCE INVESTMENTS, INC.


                                        By: /s/ Leonard J. Sokolow
                                            ----------------------

                                        Name: Leonard J. Sokolow

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL PARTNERS, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL GROUP, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        DOUGLAS TOTH

                                        By: /s/ Douglas Toth
                                            ----------------


                                        NICHOLAS THOMPSON

                                        By: /s/ Nicholas Thompson
                                            ---------------------

                             EXHIBITS AND SCHEDULES


                                    EXHIBITS



Exhibit A     Form of Bill of Sale


Exhibit B     Form of Assumption Agreement


Exhibit C     Form of Trademark Assignment


Exhibit D     Form of Clearing Agreement and Related CSC Documents


Exhibit E     Form of Opinion of Buyer's Counsel


Exhibit F     Form of Opinion of Seller's and Stockholder's Counsel


Exhibit G     Form of Warrant and Option


Exhibit H     Form of OSJ Agreement


Exhibit I     Allocation Statement


Exhibit J     Employment Agreement

                              DISCLOSURE SCHEDULES


Schedule 2.01(a)            Transferred Accounts


Schedule 2.01(g)            Seller Subsidiaries


Schedule 2.02               Excluded Assets


Schedule 2.07               Recipients of Warrants, Options and Restricted Stock


Schedule 3.04               No Conflict


Schedule 3.05(a) and (b)    Consents and Approvals


Schedule 3.06 & 3.17        Absence of Certain Changes or Events


Schedule 3.07               Undisclosed Liabilities


Schedule 3.08               Other Transferred Leases, Contracts and Agreements


Schedule 3.11               Transferred Office Leases


Schedule 3.11(b)            Transferred Equipment Leases and Service Contracts


Schedule 3.12               Title to Assets


Schedule 3.13               Intellectual Property


Schedule 3.14               Insurance


Schedule 3.15               Investigations by Governmental Entities

Schedule 3.15(c)            Permits, Licenses, Registrations, etc.


Schedule 3.15(d)            Certain Memberships


Schedule 3.18               Absence of Litigation


Section 3.19                Seller Docs


Schedule 3.21               List of Employees


Schedule 5.06               Non-Compete Agreements


Schedule 5.09               Transferred Employees


Schedule 5.10               Customer Accounts


Schedule 7.04               Retained Trademarks and Tradenames


Schedule8.02                Tax Matters


Schedule 9.02(a)(1)         Employee Benefit Plans


Schedule 9.02(a)(2)         Amendment of Employee Benefit Plans


Schedule 9.02(a)(3)         Unfunded Employee Benefit Plans


Schedule 9.02(d)            Certain Rights under Employee Benefit Plans


Schedule [###]              Transactions with Affiliates


Schedule 9.02(d)            Benefit Arrangements

                                  SECTION 3.07





                                   LIABILITIES





     See Capitalization Table and Financing Profile dated February 28, 2002

                                  SECTION 3.19





                                SELLING DOCUMENTS





o Trial Balance and Pro Forma Consolidated Financials for year end December 31, 2001





o Condensed unaudited Consolidated Financial Statements of Somerset Financial Partners, Inc. for year end December 31, 2001





o    Form X-17AS-5 for Somerset Financial Group, Inc. for year end December 31,
     2001